Exhibit 5.1

Matter No.: 956546

Doc Ref: 12,897,720

+1 284 852 1124

eric.flaye@conyersdill.com

Despegar.com, Corp.

Commerce House

Wickhams Cay 1

Road Town, Tortola

British Virgin Islands

                        , 2017

Dear Sirs,

Re:	Registration Statement on Form F-1 of Despegar.com, Corp.

(the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with its filing of a registration statement on Form F-1, as amended (File No. 333-219973) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Act”) of an aggregate of                  ordinary shares without par value of the Company, of which                 are being offered by the Company and                 are being offered by certain selling shareholders of the Company (the “Selling Shareholders”), together with an additional                  ordinary shares without par value of the Company subject to an over-allotment option granted to the underwriters by the Company. All such shares offered by the Company (including pursuant to said over-allotment option) are referred to herein as the “New Shares”. All such shares offered by the Selling Shareholders are referred to herein as the “Issued Shares”, and together with the New Shares, as the “Common Shares”. The Common Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company, the Selling Shareholders and such underwriters (the “Underwriting Agreement”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed the certificate of incorporation of the Company dated February 10, 2017, the amended and restated memorandum and articles of association of the Company to be filed with the British Virgin Islands Registrar of Corporate Affairs and to be effective on                     , 2017 (the “IPO Memorandum and Articles”), a company search as obtained from the British Virgin Islands Registrar of Corporate Affairs on                    , 2017, signed minutes of a meeting of directors of the Company held on May 3, 2017, signed minutes of a meeting of directors of the Company held on August 10, 2017, signed minutes of a meeting of directors of the Company held on                     , 2017, written resolutions of the pricing committee of the board of directors of the Company dated                    , 2017 (together with the signed minutes for the May 3rd, August 10th and              meetings of directors, the “Board Resolutions”), written resolutions of shareholders of the Company to be effective on                    , 2017 (the “Shareholder Resolutions”), a certificate of good standing issued by the British Virgin Islands Registrar of Corporate Affairs and dated                    , 2017, a certificate issued by Conyers Trust Company (BVI) Limited in its capacity as registered agent to the Company and dated                    , 2017 (the “Registered Agent’s Certificate”), the register of members of the Company dated                     , 2017 as attached to the Registered Agent’s Certificate (the “Register of Members”), the books and records of the Company maintained by Conyers Corporate Services (BVI) Limited in its capacity as assistant company secretary of the Company as at the date hereof, and such other documents, and made such enquiries as to questions of law, as we have deemed necessary in order to render the opinion set forth below.

In giving this opinion, we have relied upon the following assumptions, which we have not independently verified: (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Registration Statement, the Board Resolutions and the Shareholder Resolutions and other documents reviewed by us; (c) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; (d) that the Board Resolutions (and the resolutions, matters and transactions approved or otherwise contemplated therein) have not been subsequently revoked, altered or otherwise affected and remain in full force and effect as at the date hereof; (e) that the Shareholder Resolutions (and the resolutions, matters and transactions to be approved or otherwise contemplated therein) will be effective on the date the Common Shares are first listed on the New York Stock Exchange and are not subsequently revoked, altered or otherwise affected; (f) that there is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement or the Underwriting Agreement; (g) that the Company does not own any interest in land in the British Virgin Islands; and (h) that the contents of the Registered Agent’s Certificate and all attachments thereto are true and correct as at                        , 2017 and as at the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of filing the Registration Statement and the offering of the Common Shares by the Company and the Selling Shareholders as described in the Registration Statement and is not to be relied upon by any person in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands, and is in good standing (which good standing means solely that the Company has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies of the British Virgin Islands and thereby cease to exist under the laws of the British Virgin Islands).

2.	Upon the IPO Memorandum and Articles becoming effective, the Company will be authorised to issue an unlimited number of ordinary shares.

3.	The issue of the New Shares to be issued by the Company as contemplated by the Registration Statement has been duly authorized by the Company and, upon issuance and delivery of such New Shares against payment therefor in accordance with the terms of the Registration Statement and the Underwriting Agreement and in accordance with the Board Resolutions, such New Shares will be validly issued, fully paid and non-assessable ordinary shares of the Company (which non-assessability means solely that no further sums are required to be paid by the holders of such ordinary shares in connection with the issue thereof).

4.	Based solely upon a review of the Register of Members, the Issued Shares are validly issued, fully paid and non-assessable.

5.	The statements under the caption “TAXATION – British Virgin Islands Tax Considerations” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

Except as explicitly stated herein, we make no comment with respect to any representations or warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Yours faithfully,

Conyers Dill & Pearman